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                                                                EXHIBIT 10.26

                           RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") dated as of June 16, 2003 , is between Orbitz, Inc., a Delaware corporation ("Company") having an address at 200 S. Wacker Drive, Suite 1900, Chicago, IL 60657 and John J. Park ("Employee") having an address set forth on the signature page hereof, relating to the award of shares of Company's Class C common stock ("Stock") to Employee pursuant to the Restricted Stock Awards provisions of Company's 2002 Stock Plan (as such may be amended from time to time, the "Plan"). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1. ISSUANCE OF RESTRICTED SHARES. Company hereby awards to Employee 50,000 shares of Stock (the "Restricted Shares").


2. LAPSE OF RESTRICTIONS. Restricted Shares shall cease to be subject to the restrictions described herein, (shares no longer subject to such restrictions being referred to herein as "Unrestricted Shares") as of the date set forth below according to the percentage set forth opposite such date:

          Date                             Cumulative Percentage Unrestricted
          ----                             ----------------------------------
     April 3, 2004                                          25%
     April 3, 2005                                          50%
     April 3, 2006                                          75%
     April 3, 2007                                         100%

In the event that Employee ceases to be a Service Provider for any or no reason (including death or disability) before all of the shares of Stock granted hereunder cease to be Restricted Shares, Employee shall, upon the date of such termination (as reasonably fixed and determined by the Company, the "Termination Date") forfeit that number of shares of Stock which constitute the Restricted Shares. Upon such forfeiture the Company shall become the legal and beneficial owner of the Restricted Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Restricted Shares being forfeited by Employee.

3. RESTRICTION ON TRANSFER. Restricted Shares (and any interest therein) may never be directly or indirectly transferred, pledged, hypothecated, or otherwise disposed of while they remain Restricted Shares. Prior to the closing of an initial public offering with respect to shares of Stock ("IPO") registered under the Securities Act of 1933, as amended (the "Securities Act"), neither Unrestricted Shares nor any interest therein my be transferred, pledged, hypothecated, or otherwise disposed of. Following the consummation of an IPO, any Unrestricted Shares shall be freely transferable subject only to the restrictions set forth in Sections 6 and 8 hereof.

4. REPURCHASE. In the event that Employee ceases to be a Service Provider for any or no reason (including death or disability) at any time prior to the consummation of an IPO, any then Unrestricted Shares shall be subject to a right (but not an obligation) of repurchase by Company. Company's right of repurchase with respect to Unrestricted Shares shall be exercisable, during the sixty (60) day period immediately following the Termination Date, by delivery of written notice to Employee (which notice shall set forth a date, within thirty (30) days of the date of the notice, on which the repurchase is to be effected). Company's right of repurchase with respect to Unrestricted Shares shall lapse upon the consummation of an IPO or upon expiration of the above referenced sixty (60) day period. If Company exercises its right of repurchase with respect to Unrestricted Shares it shall pay Employee, at closing, an amount equal to: (a) the Fair Market Value (as of the Termination Date) per share in the event that Employee's employment with the Company is terminated by the Company other than for "Cause" (as defined in Employee's Employment Agreement) or if Employee resigns as a result of "Constructive

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Termination" (as defined therein); or (b) par value per share in the event that
Employee's employment with the Company is terminated by the Company for Cause or if Employee resigns other than as a result of Constructive Termination.. At the closing of any repurchase, Employee shall deliver to Company stock certificates duly endorsed for transfer, or accompanied by duly executed stock powers, representing all of the Stock being sold, free and clear of all claims, liens, or encumbrances from any third parties together with such other documentation as Company's legal counsel may reasonably require.

5. ESCROW. The Company may, in its discretion, reflect ownership of Restricted Shares (and Unrestricted Shares) through the issuance of stock certificates, or in book-entry form, without stock certificates, on its books and records. If the Company elects to issue certificates, such certificates for Restricted Shares shall be deposited in escrow, together with stock powers duly executed in blank by Employee, with the corporate secretary of Company to be held in accordance with the provisions hereof. Restricted Shares shall be: (i) released to Company upon forfeiture as described in Section 2 above; (ii) release for transfer and assignment to Company upon Company's exercise of its right of repurchase described in Section 4 above; or (ii) released to Employee, upon Employee's request, to the extent the shares of Stock are no longer Restricted Shares.

6. ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCK. The certificates representing shares of Stock granted hereunder will bear a legend which states, and Employee agrees to, the following:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THOSE ACTS AS TO SUCH SECURITIES OR AN OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION AND GIVEN BY COUNSEL SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS, ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN ORBITZ, INC., A DELAWARE CORPORATION, AND JOHN J. PARK DATED AS OF JUNE 16, 2003, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY TRANSFER OR PLEDGE IN CONFLICT WITH, OR IN DEROGATION OF THE AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT, OR VALIDITY WHATSOEVER."

7. SECTION 83(b) ELECTION. Employee acknowledges that he may, within the thirty
(30) day period after the date hereof, in his sole discretion make an election with the Internal Revenue Service under Section 83(b) of the Code. If Employee makes such election, he will promptly file a copy with the Company.

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8. EMPLOYEE'S INVESTMENT REPRESENTATIONS. Employee represents that he; (a)
understands that Employee's shares of Stock have not been registered under the Securities Act, are offered pursuant to an exemption thereunder, and have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency; (b) is acquiring shares of Stock for his own account for investment, not on behalf or for the benefit of any other person, trust, estate, or business organization and has no intention of distributing such shares of Stock to others in violation of the Securities Act; (c) has no contract or arrangement with any person to sell or transfer to them of Employee's shares of Stock; (d) is aware of no existing circumstances which will compel him to obtain money by the sale of any shares of Stock, and has no reason to anticipate any change in such circumstances, financial or otherwise, or to anticipate any occasion or event which would cause him to assign, transfer, sell, or distribute or necessitate or require him to assign, transfer, sell, or distribute Employee's shares of Stock; (e) understands that the shares of Stock are illiquid, subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws and he may be required to hold the shares of Stock indefinitely; and (f) resides in the State of Illinois.

9. MISCELLANEOUS. This Agreement, together with the Plan and the Employment Agreement by and between Employee and Company (the "Employment Agreement"), embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement is intended to bind, inure to the benefit of and be enforceable by Employee and Company and their respective successors and assigns. In addition to any other available remedies, the parties to will be entitled to specifically enforce their respective rights hereunder and obtain injunctive relief to enforce or prevent violations of the provisions hereof.

10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                   ORBITZ, INC.,
                                   A DELAWARE CORPORATION


                                   By:   /s/ Jane Denman
                                       --------------------------------
                                       Jane Denman, VP of Human Resources


                                   EMPLOYEE:

                                         /s/ John J. Park
                                   ------------------------------------
                                   Name:     John J. Park
                                        -------------------------------
                                   Address:
                                           ------------------------------

                                   --------------------------------------

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